                                                                   EXHIBIT 10-12
                                                                   -------------

                            STOCK OPTION AGREEMENT
                            ----------------------


          STOCK OPTION AGREEMENT dated as of November 15, 1994 between Nutraceutical International Corporation, a Delaware corporation (the "Company"), and Bruce R. Hough ("Executive").

          The Company and Executive desire to enter into an agreement pursuant to which the Company will grant Executive options to acquire 9,000 shares of the Company's Common Stock, par value $.0l per share (the "Common Stock"), which options will be subject to time vesting (the "Option").

          The parties hereto agree as follows:


                               OPTION PROVISIONS

          1.  Stock Options.

          (a) Option Grant. The Company hereby grants to Executive the Option to purchase 9,000 shares of Common Stock ("Option Shares"), at a price per share of $26.00 (the "Option Price"). The Option Price and the number of Option Shares will be equitably adjusted for any stock split, stock dividend or reclassification or recapitalization of the Common Stock which occurs subsequent to the date of this Agreement. The Option will expire (the "Expiration Date") on the earlier of tenth anniversary of the date of this Agreement or the date of the termination of Executive's employment with the Company or a subsidiary for any reason other than death or Disability (the "Termination Date"), provided that Executive will have until the tenth anniversary of the date of this Agreement to exercise the Option with respect to Option Shares as to which the option has vested pursuant to paragraph l(b), The Option is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) Exercisability. On each date set forth below the Option will have vested and become exercisable with respect to the percentage of Option Shares set forth opposite such date if Executive is employed by the Company or a Subsidiary on such date:

                                                % of Option
                     Date                  Shares Vested to Date
                     ----                  ---------------------
               November 15, 1994                    20%
               November 15, 1995                    40%
               November 15, 1996                    60%
               November 15, 1997                    80%

               November 15, 1998                    100%


; provided that upon the occurrence of the Acceleration Event (as defined below), all of the option Shares will vest and become exercisable. For this purpose, the "Acceleration Event" will be the first to occur of (i) a merger, consolidation or reorganization of the Company or a sale of the Company's stock, if after giving effect to such merger, consolidation, reorganization or stock sale, the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger, consolidation, reorganization or sale, own less than a majority of the ordinary voting power (on a fully-diluted basis) to elect the board of directors of the surviving corporation, or (ii) a sale of all or substantially all of the Company's assets to another person or entity or a complete liquidation of the Company.

          (c) Procedure for Exercise. At any time after the Option has become exercisable with respect to any Option Shares and prior to the Expiration Date (except as provided for in paragraph l(a) above), Executive may exercise all or a portion of the Option with respect to Option Shares vested pursuant to paragraph l(b) above by delivering written notice of exercise to the Company, together with (i) a written acknowledgment that Executive has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Executive regarding the Company and (ii) payment in full by delivery of a cashier's, personal or certified check or wire transfer of immediately available funds in the amount of the Option Price. Within 60 days after exercise, Executive will pay to the Company the amount of any additional federal and state income taxes required to be withheld by reason of the exercise of the Option, As a condition to any exercise of the Option, Executive will permit the Company to deliver to him all financial and other information regarding the Company and its Subsidiaries which it believes necessary to enable Executive to make an informed investment decision.

          (d) Securities Laws Restrictions. Executive represents that when Executive exercises the option he will be purchasing Option Shares for Executive's own account and not on behalf of others, Executive understands and acknowledges that federal and state securities laws govern and restrict Executive's right to offer, sell or otherwise dispose of any Option Shares unless Executive's offer, sale or other disposition thereof is registered under the Securities Act of 1933, as amended (the "1933 Act") and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition, is exempt from registration thereunder, Executive agrees that he will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. Executive further understands that the certificates for any Option Shares Executive purchases will bear the legend set forth in paragraph 4 hereof or such other legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws.

          (e) Non-Transferability of Option. The option is personal to Executive and is not transferable by Executive except to a Permitted Transferee (as defined in paragraph 3 below). Only Executive or a Permitted Transferee is entitled to exercise the Option, except pursuant to paragraphs 2 and 3 below.

          (f) Effect of Transfers in Violation of Agreement. The Company will not be required (i) to transfer on its books any Option Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement.

          (g) Section 83(b) Election. Within 30 days after an Executive has exercised an Option, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Code relative to the Common Stock received by Executive pursuant to the exercise of said option.

          2.  Repurchase Option.

          (a) Definitions. The following terms are defined as follows:

          "Cause" means (i) the willful failure by Executive to perform duties reasonably requested or reasonably prescribed by the Board of Directors of the Company (the "Board"), (ii) the engaging by Executive in conduct which is materially injurious to the Company or any of its Subsidiaries, (iii) gross negligence or willful misconduct by Executive in the performance of his duties which results in, or causes, harm to the Company or any of its Subsidiaries,
(iv) any breach by Executive of any covenant contained in this Agreement, (v) Executive's conviction of a crime involving fraud or misrepresentation or a felony.

          "Disability" means the inability (as determined by the Board in its sole discretion) of such Executive, as a result of incapacity due to physical or mental illness, to perform his duties with the Company for more than six months in aggregate during any twelve-month period.

          "Executive Stock" for purposes hereof, means the Option Shares exercisable pursuant to the option and any shares of Common Stock issued pursuant thereto.

          "Fair Market Value" of each share of Executive Stock means the market value agreed upon by Executive and the Board; provided that the Fair Market Value of Option Shares which have not been exercised will be reduced by the exercise price of such options, If Executive and the Board are unable to agree upon the market value, then the Executive and the Company will share the cost, on an equal basis, of a mutually acceptable business appraiser whose determination will be binding.

          "Investors" means the persons listed on Schedule A hereto.

          "Original Value" of each share of Executive Stock will be equal to $26.00 for each share of Common Stock (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Common Stock, subsequent to the date hereof); provided that the Original Value of option shares which have not been exercised will be equal to zero.

          "Subsidiary" means any corporation of which shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through its Subsidiaries.

          (b) Repurchase Option. In the event that Executive is no longer employed by the Company or any of its Subsidiaries for any reason (the date of such termination being referred to herein as the "Termination Date"), the Executive Stock, whether held by Executive or one or more Permitted Transferees (as defined in paragraph 3 below), will be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this paragraph 2 (the "Repurchase Option").

          (c) Termination Other than for Cause or Voluntary Termination. If Executive is no longer employed by the Company or any of its Subsidiaries as a result of Executive's voluntary termination, Executive's termination without Cause, or Executive's death or Disability, then on or after the Termination Date, the Company may elect to purchase all or any portion of the Executive Stock at a price per share equal to the Fair Market Value thereof (i) as determined on the Termination Date, if the Repurchase Notice (as defined in subparagraph (e) below) has been delivered within three months of the Termination Date, or (ii) as determined on a date determined by the Board within 30 days prior to the delivery of the Repurchase Notice, if the Repurchase Notice is delivered after the third month following the Termination Date.

          (d) Termination for Cause. If Executive is no longer employed by the Company or any of its Subsidiaries as a result of Executive's termination for any reason other than as set forth in (c) above, then on or after the Termination Date, the Company may elect to purchase all or any portion of the Executive Stock at a price per share equal to the lower of its original Value or the Fair Market Value thereof.

          (e) Repurchase Procedures. The Company may elect to exercise the right to purchase all or any portion of the shares of Executive Stock pursuant to the Repurchase option by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock. The Repurchase Notice will set forth the number of shares of Executive Stock to be acquired from such holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. If any Executive Stock is held by Permitted Transferees of Executive, the Company shall purchase the shares elected to be purchased from such holder(s) of Executive Stock, pro rata according to the number of shares of Executive Stock held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

          (f)  Investor Rights.

               (i) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option prior to the 180th day following the Termination Date, the Investors will be entitled to exercise the Repurchase Option, in the manner set forth in this paragraph 2 for the Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable, but in any event within thirty
     (30) days after the Company determines that there will be any Available Shares, the Company will deliver written notice (the "Option Notice") to the Investors setting forth the number of Available Shares and the price for each Available Share.

               (ii) Each of the Investors will initially be permitted to purchase its pro rata share (based upon the number of shares of Common Stock then held by such Investors) of the Available Shares, Each Investor may elect to purchase any number of the Available Shares (subject to the preceding sentences) by delivering written notice to the Company within 30 days after receipt of the Option Notice from the Company (such 30-day period being referred to herein as the "Investor Election Period").

               (iii) As soon as practicable but in any event within five (5) days after the expiration of the Investor Election Period, the Company will, if necessary, notify the Investors electing to purchase Available Shares of any Available Shares which Investors have elected not to purchase and each of the electing Investors will be entitled to purchase the remaining Available Shares on the same terms as described above (the "Second Option Notice"); provided that if in the aggregate such Investors elect to purchase more than the remaining Available Shares, such remaining Available Shares purchased by each such Investor will be reduced on a pro rata basis based upon the number of shares of Common Stock then held by such Investors, Each Investor may elect to purchase any of the remaining Available Shares available to such Investor by delivering written notice to the Company within 10 days after the delivery of the Second Option Notice (with such 10-day period referred to herein as the "Second Investor Election Period").

               (iv) As soon as practicable but in any event within five (5) business days after the expiration of the Investor Election Period or the Second Investor Election Period (if any) the Company will, if necessary, notify the holder(s) of Executive Stock as to the number of shares of Executive Stock being purchased from the holder(s) by the Investors (the "Supplemental Repurchase Notice"). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company will also deliver to each electing Investor written notice setting forth the number of shares of Executive Stock the Company and each Investor will acquire, the aggregate purchase price to be paid and the time and place of the closing of the transaction.

          (g) Closing. The closing of the transactions contemplated by this paragraph 2 will take place on the date designated by the Company in the Repurchase Notice or the Supplemental

Repurchase Notice, as the case may be, which date will not be more than 90 days after the delivery of such notice. The Company and/or the Investors will pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of, in the case of each Investor, a check or wire transfer of funds and, in the case of the Company, (i) a check or wire transfer of funds, (ii) a subordinate note or notes payable in up to, three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the Base Rate (as defined in the Company's credit agreement) or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such shares; provided that the Company shall use reasonable efforts to make all such repurchases with a check or wire transfer of funds. Any notes issued by the Company pursuant this paragraph 2(g) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. The Company and/or the Investors, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Executive Stock, including but not limited to the representation that such seller has good and marketable title to the Executive Stock to be transferred free and clear of all liens, claims and other encumbrances.

          3.   Restrictions on Transfer.

          (a) Transfer of Executive Stock. Executive will not sell, pledge or otherwise transfer any interest in any shares of Executive Stock, except pursuant to (i) the provisions of para graphs 1. 21 6 and 7 hereof, (ii) the provisions of paragraph 3(b) below, or (iii) pursuant to the Amended and Restated Registration Agreement, dated as of January 31, 1995, among the Company and its stockholders.

          (b) Certain Permitted Transfers. The restrictions contained in this paragraph 3 will not apply with respect to transfers of Executive Stock (i) pursuant to applicable laws of descent and distribution or (ii) among Executive's Family Group (as defined below), provided that the restrictions contained in this paragraph 3 will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock shall agree in writing to be bound by the provisions of this Agreement, "Family Group" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants. Any transferee of Executive Stock pursuant to a transfer in accordance with the provisions of this subparagraph 3(b) is herein referred to as a "Permitted Transferee." Upon the transfer of Executive Stock pursuant to this paragraph 3(b), the transferor will deliver a written notice (the "Transfer Notice") to the Company, The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

          4.   Additional Restrictions on Transfer.

          (a) The certificates representing the Executive Stock and Option Shares will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE ISSUER (THE "COMPANY") AND A CERTAIN EMPLOYEE OF THE COMPANY DATED AS OF NOVEMBER 15, 1994, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the 1933 Act is not required in connection with such transfer.

          5. Definition of Executive Stock. For all purposes of this Agreement, Executive Stock will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company, the Investors and purchasers pursuant to an offering registered under the 1933 Act or purchasers pursuant to a Rule 144 transaction), and each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder, Executive Stock will also include shares of the Company's capital stock issued with respect to shares of Executive Stock by way of a stock split, stock dividend or other recapitalization.

          6.   Sale of the Company.

          (a) If the Company's board of directors (the "Board") and the holders of a majority of the shares of Common Stock then outstanding approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise; collectively an "Approved Sale"), each holder of Executive Stock will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Executive Stock will waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Executive Stock will agree to sell all of his shares of Executive Stock and rights to acquire shares of Executive Stock on the terms and conditions approved by the Board and the holders of a majority of the Executive Stock then outstanding, Each holder of Executive Stock will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

          (b) The obligations of the holders of Common Stock with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Common Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock.

          (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Executive Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company, If any holder of Executive Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Executive Stock declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

          (d) Executive and the other holders of Executive Stock (if any) will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Executive Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by Executive and the other holders of Executive Stock on their own behalf will not be considered costs of the transaction hereunder.

          (e) The provisions of this paragraph 6 will terminate upon completion of the initial public offering of the Common Stock.

          7. Public Offering. In the event that the Board and the holders of a majority of the shares of Common Stock then outstanding approve an initial public offering and sale of Common Stock (a "Public Offering") pursuant to an effective registration statement under the 1933 Act, the holders of Executive Stock will take all necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure will adversely affect the marketability of the offering, each holder of Executive Stock will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering.

          8. Termination of Provisions Relating to Executive Stock. The provisions of paragraphs 2 and 3 will terminate upon the first to occur of (i) an Approved Sale, or (ii) a Public Offering.

                           MISCELLANEOUS PROVISIONS

          9. Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, received by certified mail, return receipt requested, or sent by guaranteed overnight delivery service, to the Investors at the addresses indicated in the Company's records and to the other recipients at the address indicated below:

          To the Company:

               Nutraceutical International Corporation
               Suite 300, Aerospace Center
               1104 Country Hills Drive
               Ogden, Utah 84403
               Attention: CEO

          With a copy to:

               Bain Capital, Inc.
               Two Copley Place
               Boston, MA 02116
               Attn:  Robert C. Gay
                      Geoffrey Rehnert

          To Executive:

               Bruce R. Hough
               2392 West Canterwood Drive
               South Jordan, Utah 84095
               801-254-9340
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party, Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

          10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          11. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          12. Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

          13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns, provided that Executive may not assign any of his rights or obligations, except as expressly provided by the terms of this Agreement.

          14. Governing Law. The corporate law of the State of Delaware will govern issues concerning the relative rights of the Company and its stockholders, All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Utah.

          15. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

          16. Effect of Transfers in Violation of Agreement. The Company will not be required (a) to transfer on its books any shares of Executive Stock which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement.

          17. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company, the Investors who hold 70% of the Common Stock held by the Investors and Executive; provided, however, that in the event that such amendment or waiver would adversely affect an Investor or group of Investors in a manner different than any other Investors, then such amendment or waiver will require the consent of such Investor or a majority of the Common Shares held by such group of Investors adversely affected.

          18. Third Party Beneficiaries. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement. This Agreement will inure to the benefit of and be enforceable by the Investors and their respective successors and assigns.

                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                              NUTRACEUTICAL INTERNATIONAL CORPORATION

                              By:   /s/ Frank W. Gay II
                                    ---------------------------------
                                    Its:  Chairman


                                    /s/ Bruce R. Hough
                                    ---------------------------------
                                    Bruce R. Hough


Agreed and Accepted by:


BAIN CAPITAL FUND IV, L.P.

By:  Bain Capital Partners IV, L.P.
Its: General Partner

By:  Bain Capital Investors, Inc.
Its: General Partner

By:  /s/ Robert C. Gay
     ---------------------------------

Its: Managing Director
     ---------------------------------


BAIN CAPITAL FUND IV-B, L.P.

By:  Bain Capital Partners IV, L.P.
Its: General Partner

By:  Bain Capital Investors, Inc.
Its: General Partner


By:  /s/ Robert C. Gay
     ---------------------------------

Its: Managing Director
     ---------------------------------

BCIP ASSOCIATES

By:  /s/ Robert C. Gay
     ----------------------
     A General Partner


BCIP TRUST ASSOCIATES, L.P.


By:  /s/ Robert C. Gay
     ----------------------
     A General Partner

                                                                      Schedule A
                                                                      ----------


                                   Investors
                                   ---------

                                Bain Capital Fund IV, L.P.

                                Bain Capital Fund IV-B, L.P.

                                BCIP Associates

                                BCIP Trust Associates, L.P.